Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-181873) of SunGard Data Systems Inc., Form S-8 (No. 333-163309) of SunGard Capital Corp. and Form S-8 (No. 333-163311) of SunGard Capital Corp. II of our reports dated March 20, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 20, 2013